Exhibit 99.1

CITI TRENDS ANNOUNCES FIRST QUARTER 2019 RESULTS

AND DECLARES QUARTERLY DIVIDEND

SAVANNAH, GA (May 23, 2019) — Citi Trends, Inc. (NASDAQ: CTRN) today reported unaudited results for the first quarter of fiscal 2019.

Financial Highlights — First quarter ended May 4, 2019

Total sales in the first quarter ended May 4, 2019 decreased 2.8% to $205.0 million compared with $211.0 million in the first quarter ended May 5, 2018.  Comparable store sales decreased 4.5% in the quarter.

On a GAAP basis, the Company had net income of $7.8 million, or $8.7 million when adjusted for proxy contest-related expenses*, in the first quarter of 2019, compared with $11.3 million in last year’s first quarter.  On a GAAP basis, earnings per diluted share in this year’s first quarter were $0.65, or $0.72 when adjusted for proxy contest-related expenses*, compared with $0.83 per diluted share in the first quarter of 2018.

Bruce Smith, President and Chief Executive Officer, commented, “First quarter comparable store sales were challenging during the four-week period in which tax refunds typically provide a lift to our sales, as tax refunds were not only delayed, but were 3% below last year in the aggregate.  Our apparel business was particularly disappointing during the quarter.  On a positive note, accessories and home merchandise again posted sales growth, consistent with those categories’ performance over each of the past ten years, a period in which sales of non-apparel grew from 14% of total sales to nearly 40%.  Given this continued mix shift, we are working aggressively and rapidly to accelerate our offering of accessories and home assortments, while simultaneously working to improve the fashion offerings across our apparel categories.”

Smith further noted, “In addition to these efforts to improve the mix and apparel fashion, we engaged a consulting firm in March 2019 to initiate a comprehensive analysis of our merchandising, planning and allocation processes and strategies, including, among other things, our competitive landscape, best industry practices, speed-to-market, overall structure and resources.  We will also establish a merchandising task force, which will operate under the oversight of a new Board committee, consisting of two of our Directors who each have many years of merchandising experience with high-performance retailers.”

Smith continued, “Importantly, as reflected in our first quarter gross margin, we took the necessary markdowns to end the period clean from an inventory perspective.  We entered the second quarter with our inventories in good shape, down 1.1% in comparable stores.

Our total inventory increase of 4.7% is attributable to merchandise in new stores that opened since last year’s first quarter and higher levels of distribution center inventory, including increases in next-season-buys.   In addition to our merchandising efforts, we continue to look for ways to reduce costs, as reflected in first quarter S, G & A expenses that increased only $400,000, while decreasing $600,000 when adjusted for proxy contest-related expenses.*”

During the first quarter, the Company opened one new store and closed two stores.

Guidance

As the Company enters the second quarter, comparable store sales have been down 6%, against a difficult comparison last year when they were up 10% during the same period.  As discussed in last year’s earnings release, the two plus-week timeframe at the beginning of the second quarter in 2018 benefited from timely warm weather.  The Company believes that the quarter-to-date comparable store sales decrease of 6% will narrow during the remainder of the quarter, resulting in a full second quarter range of negative 1% to negative 3%.  In the second half of the year, the Company expects comparable store sales to be up 1% to 3% as efforts to further accelerate the non-apparel sales mix and improve the apparel fashion take hold.

Based on the actual results in the first quarter, together with expectations for a comparable store sales decrease of 1% to 3% in the second quarter and comparable store sales that are up 1% to 3% in the second half of the year, the Company is lowering its earnings guidance to a range of $1.30 to $1.50 per diluted share for fiscal 2019.

Capital Return Program

The Company announced that its Board of Directors has declared a quarterly dividend of $0.08 per common share, payable on June 18, 2019, to shareholders of record as of the close of business on June 4, 2019.

During the first quarter of 2019, the Company repurchased 82,000 shares of its common stock at an aggregate cost of $1.6 million.  At May 4, 2019, $8.0 million remained available under the existing stock repurchase authorization, and the Company had no debt and $80.4 million of cash and investment securities.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (303) 223-4379.  A replay of the conference call will be available until May 30, 2019, by dialing (402) 977-9140 and entering the passcode, 21922974.

The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, in the Investor Relations section, beginning today at 9:00 a.m. ET.  The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company operates 561 stores located in 32 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-G

*Non-GAAP Financial Measures

The non-GAAP financial measures are reconciled to their corresponding GAAP measures at the end of this press release.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchase authorizations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language.  Statements with respect to earnings, sales or new store guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in the Company’s filings with the Securities and Exchange Commission, including those set forth under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 2, 2019.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Any forward-looking statements by the Company, with respect to guidance, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith
President and Chief Executive Officer
(912) 443-2075

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	May 4, 2019	May 5, 2018
	(unaudited)	(unaudited)
Net sales	$205,032	$211,032

Cost of sales (exclusive of depreciation shown separately below)	(128,238)	(129,413)
Selling, general and administrative expenses	(63,447)	(63,005)
Depreciation	(4,614)	(4,974)
Income from operations	8,733	13,640
Interest income	379	295
Interest expense	(38)	(37)
Income before income taxes	9,074	13,898
Income tax expense	(1,286)	(2,601)
Net income	$7,788	$11,297

Basic net income per common share	$0.65	$0.83
Diluted net income per common share	$0.65	$0.83

Weighted average shares used to compute basic net income per share	11,976	13,578
Weighted average shares used to compute diluted net income per share	12,006	13,631

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	May 4, 2019	May 5, 2018
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$29,484	$53,978
Short-term investment securities	43,135	33,504
Inventory	131,254	125,331
Prepaid and other current assets	14,018	16,372
Property and equipment, net	54,921	59,156
Operating lease right of use assets (1)	149,125	—
Long-term investment securities	7,777	21,707
Other noncurrent assets	7,834	6,203
Total assets	$437,548	$316,251

Liabilities and Stockholders’ Equity:
Accounts payable	$64,201	$63,814
Accrued liabilities	22,004	21,971
Current operating lease liabilities (1)	41,027	—
Other current liabilities	2,808	5,530
Noncurrent operating lease liabilities (1)	115,121	—
Other noncurrent liabilities	1,838	8,325
Total liabilities	246,999	99,640

Total stockholders’ equity	190,549	216,611
Total liabilities and stockholders’ equity	$437,548	$316,251

(1)  Lease assets and liabilities recorded in connection with the adoption of ASU No. 2016-02, Leases (Topic 842)

CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands, except per share data)

The Company makes reference in this release to net income adjusted for proxy contest-related expenses, earnings per diluted share adjusted for proxy contest-related expenses and selling, general and administrative expenses adjusted for proxy contest-related expenses for the thirteen weeks ended May 4, 2019.  The Company believes that excluding proxy contest expenses and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior and future periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future.  This information is not intended to be considered in isolation or as a substitute for net income, earnings per diluted share or selling, general and administrative expenses prepared in accordance with generally accepted accounting principles (GAAP).

	Thirteen Weeks Ended May 4, 2019
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Net sales	$205,032	$—	$205,032

Cost of sales (exclusive of depreciation shown separately below)	(128,238)	—	(128,238)
Selling, general and administrative expenses	(63,447)	1,042	(62,405)
Depreciation	(4,614)	—	(4,614)
Income from operations	8,733	1,042	9,775
Interest income	379	—	379
Interest expense	(38)	—	(38)
Income before income taxes	9,074	1,042	10,116
Income tax expense	(1,286)	(148)	(1,434)
Net income	$7,788	$894	$8,682

Basic net income per common share	$0.65		$0.72
Diluted net income per common share	$0.65		$0.72

Weighted average shares used to compute basic net income per share	11,976		11,976
Weighted average shares used to compute diluted net income per share	12,006		12,006

(1)  Proxy contest expenses and related tax effects